As filed with the Securities and Exchange Commission on April 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	95-4405754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Newport Center Drive, 7th Floor

Newport Beach, California 92660

(949) 480-8300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul R. Ryan

Chief Executive Officer

500 Newport Center Drive, 7th Floor

Newport Beach, California 92660

(949) 480-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark L. Skaist, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	6,122,449	$39.75	$243,367,348	$27,890

(1)	The offering price is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) using the average of the high and low price reported by The Nasdaq Global Select Market for the Registrant’s common stock on April 16, 2012, which was $39.75 per share.

PROSPECTUS

ACACIA RESEARCH CORPORATION

6,122,449 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 6,122,449 shares of our common stock which are held by certain of our stockholders named in this prospectus, who are referred to herein as the selling stockholders, who purchased shares of our common stock in a private placement pursuant to certain purchase agreements, each dated as of February 15, 2012.

The selling stockholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off The Nasdaq Global Select Market, at prevailing market prices, or at privately negotiated prices. The selling stockholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders. We will not receive any proceeds from the selling stockholders’ sale of the shares of common stock. We have agreed to bear the expenses in connection with the registration and sale of the common stock offered by the selling stockholders and to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933. See the section in this prospectus titled “Plan of Distribution” for additional information on how selling stockholders may conduct sales of our common stock.

Our common stock currently is traded on The Nasdaq Global Select Market under the symbol “ACTG.” On April 19, 2012, the closing price of our common stock was $39.38 per share.

Investing in these securities involves a high degree of risk. Before deciding whether to invest in these securities, you should consider carefully the risks that we have described on page 3 of this prospectus under the caption “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is April 20, 2012.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

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ABOUT ACACIA RESEARCH CORPORATION

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus or incorporated herein by reference. This summary may not contain all of the information about us that you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein by reference, before making an investment decision. As used herein, “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly-owned operating subsidiaries.

Our Business

Our operating subsidiaries acquire, develop, license and enforce patented technologies. Our operating subsidiaries generate revenues and related cash flows from the granting of intellectual property rights for the use of patented technologies that our operating subsidiaries own or control. Our operating subsidiaries assist patent owners with the prosecution and development of their patent portfolios, the protection of their patented inventions from unauthorized use, the generation of licensing revenue from users of their patented technologies and, if necessary, with the enforcement against unauthorized users of their patented technologies. As of December 31, 2012, on a consolidated basis, our operating subsidiaries owned or controlled the rights to over 200 patent portfolios, with future patent expiration dates ranging from 2012 to 2029, and covering technologies used in a wide variety of industries.

We are a leader in patent licensing and our operating subsidiaries have established a proven track record of licensing success with more than 1080 license agreements executed through December 31, 2012. As of December 31, 2012, on a consolidated basis, we have generated revenues from 112 of our technology licensing and enforcement programs. Our professional staff includes in-house patent attorneys, licensing executives, engineers and business development executives.

Our partners include individual inventors and small technology companies who have limited resources and/or expertise to effectively address the unauthorized use of their patented technologies, and also include research laboratories, universities, and large companies seeking to effectively and efficiently monetize their portfolio of patented technologies. In a typical partnering arrangement, our operating subsidiary will acquire a patent portfolio or acquire rights to a patent portfolio, and in exchange, our partner receives (i) an upfront payment for the purchase of the patent portfolio or patent portfolio rights, (ii) a percentage of our operating subsidiary’s net recoveries from the licensing and enforcement of the patent portfolio, or (iii) a combination of the two.

Under U.S. law, an inventor or patent owner has the right for a period of time to exclude others from making, selling or using their patented invention. Unfortunately, in the majority of cases, infringers are generally unwilling, at least initially, to negotiate or pay reasonable royalties for their unauthorized use of third-party patents and will typically resist any allegations of patent infringement. Inventors and/or patent holders without sufficient legal, financial and/or expert technical resources to bring and continue the pursuit of a legal action may lack credibility in dealing with unwilling licensees, and as a result, are often blatantly ignored.

As a result of the common reluctance of patent infringers to negotiate and ultimately take a patent license for the use of third-party patented technologies without at least the threat of legal action, patent licensing and enforcement often begins with the filing of patent enforcement litigation. However, the majority of patent infringement contentions settle out of court, based on the strength of the patent claims, evidence of validity, and persuasive evidence and degree of clarity that the patent is being infringed.

We execute patent licensing and intellectual property rights arrangements with users of our patented technologies through willing negotiations without the filing of patent infringement litigation, or through the negotiation of a patent license, intellectual property rights and settlement arrangements in connection with the filing of patent infringement litigation.

Our Corporate Information

We were originally incorporated in California in January 1993 and reincorporated in Delaware in December 1999. Our website address is www.acaciaresearch.com. The information contained in or accessible through our website is not incorporated by reference into this confidential private placement memorandum, and you should not consider it a part of this confidential private placement memorandum. Our main offices are located at 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660, and our telephone number is (949) 480-8300.

RISK FACTORS

Before making an investment decision, you should carefully consider the risk factors set forth below and in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission, or the SEC, on February 29, 2012, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or any prospectus supplement or incorporated by reference into this prospectus or any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Those risks are not the only risks we face. Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations. If any of the events or circumstances described in the aforementioned risks or other materials actually occurs, our business, financial condition, or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” or similar terms, variations of such terms or the negative of such terms, although not all forward-looking statements contain those words. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. All statements contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectuses regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus under the caption “Risk Factors” as well as in our most recent Annual Report on Form 10-K, including, without limitation, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement.

USE OF PROCEEDS

All proceeds from the sale of our common stock covered by this prospectus will belong to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

SELLING STOCKHOLDERS

In connection with the private placement of our common stock to the selling stockholders pursuant to certain purchase agreements, dated as of February 15, 2012, we agreed to file a registration statement with the SEC to register the shares of our common stock that we issued to the selling stockholders for resale by the selling stockholders, and to keep the registration statement effective for a period not exceeding the earliest of (i) the date as of which the selling stockholders may sell all of the shares covered by this registration statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the selling stockholders shall have sold all of the shares covered by this registration statement. This registration statement, of which this prospectus is a part, was filed with the SEC pursuant to the registration rights provisions included in the purchase agreements. The registration of these shares of common stock for resale does not necessarily mean that the selling stockholders will sell all or any of the shares.

The following table sets forth, as of April 19, 2012: (1) the name and address of the selling stockholder for whom we are registering shares under this registration statement; (2) the number of shares of our common stock owned by the selling stockholder prior to this offering; (3) the number of shares registered hereby that may be sold as of the date of this prospectus; (4) the number of shares of our common stock expected to be owned by the selling stockholder after completion of the offering contemplated by this prospectus; and (5) if one percent or more, the percentage of our common stock to be owned by the selling stockholder after completion of the offering. The percentage of outstanding common stock owned upon completion of the offering is calculated based on 49,701,283 shares of common stock issued and outstanding as of April 19, 2012. We prepared this table based on the information supplied to us by the selling stockholders named in the table and we have not sought to verify such information.

Name and Address of Selling Stockholder	Number of Shares Owned Prior to Offering	Number of Shares Being Offered Pursuant to this Prospectus	Number of Shares Owned After Completion of the Offering (1)	Percentage of Common Stock Owned after Completion of the Offering
Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund (2) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	687,808	319,000	368,808	*
Fidelity Commonwealth Trust: Fidelity Mid-Cap Stock Fund (2) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	2,425,700	1,121,000	1,304,700	2.6%
Fidelity Advisor Series I: Fidelity Advisor Large Cap Fund (2) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	108,686	37,000	71,686	*
Fidelity Commonwealth Trust: Fidelity Large Cap Stock Fund (2) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	73,814	24,000	49,814	*

Name and Address of Selling Stockholder	Number of Shares Owned Prior to Offering	Number of Shares Being Offered Pursuant to this Prospectus	Number of Shares Owned After Completion of the Offering (1)	Percentage of Common Stock Owned after Completion of the Offering
Fidelity Destiny Portfolios: Fidelity Advisor Diversified Stock Fund (2) c/o FMR LLC 82 Devonshire Street Boston, MA 02109	275,000	85,000	190,000	*
Capital Ventures International (3) c/o Heights Capital Management 101 California Street San Francisco, CA 94111	574,034	574,034	—	—
O’Connor Global Multi-Strategy Alpha Master Limited (4) c/o UBS O’Connor LLC One North Wacker Drive, 32nd Floor Chicago, IL 60606	125,000	125,000	—	—
CCA Event Driven Master Fund LLC (5) c/o Citigroup 399 Park Avenue, 7th Floor New York, NY 10022	272,109	272,109	—	—
Hudson Bay Master Fund, Ltd. (6) c/o Hudson Bay Capital Management LP 777 Third Avenue, 30th Floor New York, NY 10017	544,218	544,218	—	—
Quantum Partners LP (7) c/o Curacao Corporation Company N.V. Kaya Flamboyan 9 Willemstad, Curacao	2,481,518	2,040,816	440,702	*
LMA SPC for the benefit of MAP 86 Segregated Portfolio (8) c/o Citadel Advisors LLC 131 South Dearborn Street Chicago, IL 60603	15,181	15,181	—	—
Citadel Global Equities Master Fund Ltd. (9) c/o Citadel Advisors LLC 131 South Dearborn Street Chicago, IL 60603	284,819	284,819	—	—
Baron Small Cap Fund (10) 767 Fifth Avenue, 49th Floor New York, NY 10153	1,335,772	680,272	655,500	1.3%

*	Less than one percent.
(1)	Assumes the sale by the selling stockholders of all of the shares available for resale under this prospectus.
(2)

Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,638,508 shares of our common stock as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through control of Fidelity, and the Fidelity funds listed in the foregoing table, or the Funds, has sole power to dispose of the 3,638,508 shares of our common stock owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of the Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Board of Trustees. Fidelity carries out of the shares under written guidelines established by the Funds’ Board of Trustees.
(3)

Heights Capital Management, Inc., the authorized agent of Capital Ventures International, or CVI, has discretionary authority to vote and dispose of the shares of our common stock held by CVI and may be deemed to be the beneficial owner of such shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares of our common stock held by CVI. Mr. Kobinger disclaims any such beneficial ownership of such shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and had no prior arrangement with any other person to distribute such shares.

(4)

UBS O’Connor LLC is the investment manager of O’Connor Global Multi-Strategy Alpha Master Limited and consequently has voting control and investment discretion over securities held by O’Connor Global Multi-Strategy Alpha Master Limited. Jeffrey Putman is the portfolio manager of O’Connor Global Multi-Strategy Alpha Master Limited. Mr. Putman disclaims beneficial ownership of the shares of our common stock held by UBS O’Connor LLC FBO: O’Connor Global Multi-Strategy Alpha Master Limited. UBS O’Connor LLC is a wholly-owned subsidiary of USB AG, a company whose securities are listed on the New York Stock Exchange.

(5)	Mukesh Patel, Derrick Queen and Rajeev Narany have investment discretion and voting power over the shares of our common stock held by CCA Event Driven Master Fund LLC.
(6)

Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over the shares of our common stock held by Hudson Bay Master Fund Ltd. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and thus may also be deemed to have investment and voting power over the shares of our common stock held by Hudson Bay Master Fund Ltd. Sander Gerber disclaims beneficial ownership over such shares.

(7)

Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to Quantum Partners LP, a Cayman Islands exempted limited partnership (“Quantum Partners”). As such, SFM LLC has been granted investment discretion over portfolio investments, including the shares reported in the table above, held for the account of Quantum Partners. George Soros serves as Chairman of SFM LLC and Robert Soros serves as President and Deputy Chairman of SFM LLC.

(8)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the Investment Advisors Act of 1940, or CAL, holds the voting and dispositive power with respect to the shares of our common stock held by LMA SPC for and on behalf of the MAP 86 Segregated Portfolio. Citadel Holdings II LP, or CH2, is the managing member of CAL. Citadel Investment Group II, L.L.C., or CIG2, is the general partner of CH2. Kenneth Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG2. CIG2 and Mr. Griffin may be deemed to be the beneficial owners of the shares of our common stock through their control of CAL and/or certain other affiliated entities.

(9)

Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the Investment Advisors Act of 1940, or CAL, holds the voting and dispositive power with respect to the shares of our common stock held by LMA SPC for and on behalf of the MAP 86 Segregated Portfolio. Citadel Holdings II LP, or CH2, is the managing member of CAL. Citadel Investment Group II, L.L.C., or CIG2, is the general partner of CH2. Kenneth Griffin is the President and Chief Executive Officer of, and owns a controlling interest in, CIG2. CIG2 and Mr. Griffin may be deemed to be the beneficial owners of the shares of our common stock through their control of CAL and/or certain other affiliated entities.

(10)	Ron Baron, in his capacity as Chief Executive Officer of BAMCO, Inc., is the investment advisor to Baron Small Cap Fund.

PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of such shares from time to time after the date of this prospectus. The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest, selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares registered hereby from time to time on any national securities exchange or automated interdealer quotation system on which the shares are listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may have changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	privately negotiated transactions;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings on a firm commitment or best efforts basis; and

•	any combination of any of these methods for sale.

The selling stockholders may also transfer the shares by gift. To our knowledge, there are currently no plans, arrangements or understandings by the selling stockholders for the sale of any of the shares.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as an agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any national securities exchange or automated interdealer quotation system on which the securities are listed or quoted at the time of sale, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholder may also sell the shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ shares, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. In addition, underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholder or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of the shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We have agreed to indemnify in certain circumstances the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the shares covered by this registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

The shares offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the shares under the Securities Act, and to keep the registration statement, of which this prospectus is a part, effective until the earlier of (i) the date as of which the selling stockholders may sell all of the shares covered by this registration statement without restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the selling stockholders shall have sold all of the shares covered by this registration statement. We have agreed to pay all expenses in connection with this offering, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders or any fees and expense of counsel or other advisors to the selling stockholders.

We will not receive any proceeds from the sales of any shares by the selling stockholders.

We cannot assure you that the selling stockholders will sell all or any portion of the shares offered hereby.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the issuance of the shares offered hereby will be passed upon for us by Stradling Yocca Carlson & Rauth, a Professional Corporation.

EXPERTS

The consolidated financial statements of Acacia Research Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the reports of Grant Thornton LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC with respect to the common stock covered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file periodic reports, current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC toll free at 1-800-SEC-0330 for information about its public reference room. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where our SEC filings are also available. The address of the Commission’s website is www.sec.gov. The information is also available on our website at www. acaciaresearch.com. Information contained in or accessible through our website does not constitute part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of common stock covered by this prospectus, except for information furnished under any item of Form 8-K, which is neither deemed filed nor incorporated by reference herein:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 28, 2011, as amended March 28, 2012;

•

Our Current Reports on Form 8-K, filed with the Commission on January 25, 2012, February 12, 2012, February 29, 2012, March 2, 2012, March 5, 2012, March 21, 2012 (Form 8-K/A), March 23, 2012, April 11, 2012 and April 12, 2012; and

•

Our Registration Statement on Form 8-A, filed with the Commission on December 19, 2002, as amended by Form 8-A/A, filed with the Commission on August 14, 2008, describing our common stock, and any amendment or report filed with the Commission for the purpose of updating the description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into such filing) at no cost, by writing to us at the following address: Acacia Research Corporation, 500 Newport Center Drive, 7th Floor, Newport Beach, California 92660, Attention: Investor Relations, or by telephoning us at the following telephone number: (949) 480-8300.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered hereunder. None of the expenses set forth herein shall be borne by the selling stockholders. All of the amounts shown are estimates except for the SEC registration fee.

Amount to be paid
SEC registration fee	$27,890
Accounting fees and expenses	$128,000
Legal fees and expenses	$60,000
Miscellaneous	—

Total	$215,890

Item 15. Indemnification Of Directors And Officers

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

As permitted by Section 145 of the DGCL, Article VII of our amended and restated certificate of incorporation provides:

“No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.”

We have purchased insurance on behalf of any person who is or was a director, officer, employee or agent of our company, or is or was serving at the request of our company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not our company would have the power to indemnify him against such liability under the provisions of our restated certificate of incorporation, as amended.

Item 16. Exhibits

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Acacia Research Corporation’s Current Report on Form 8-K, filed on June 5, 2008 (File No. 000-26068)).
3.2	Amended and Restated Bylaws (Incorporated by reference to Acacia Research Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008 (File No. 000-26068)).
3.2.1	Amendment to Amended and Restated Bylaws (Incorporated by reference to Acacia Research Corporation’s (Incorporated by reference to Acacia Research Corporation’s Current Report on Form 8-K, filed on January 7, 2008 (File No. 000-26068)).
4.1	Form of Purchase Agreement (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 16, 2012 (File No. 000-26068)).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on April 20, 2012.

ACACIA RESEARCH CORPORATION

By:	/s/ Paul R. Ryan
Paul R. Ryan, President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Acacia Research Corporation, do hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul R. Ryan Paul R. Ryan	President and Chief Executive Officer (Principal Executive Officer)	April 20, 2012

/s/ Clayton J. Haynes Clayton J. Haynes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 20, 2012

/s/ Robert L. Harris Robert L. Harris	Executive Chairman	April 20, 2012

/s/ William S. Anderson William S. Anderson	Director	April 20, 2012

/s/ Fred A. deBoom Fred A. deBoom	Director	April 20, 2012

/s/ Edward W. Frykman Edward W. Frykman	Director	April 20, 2012

/s/ G. Louis Graziadio, III G. Louis Graziadio, III	Director	April 20, 2012

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Acacia Research Corporation’s Current Report on Form 8-K, filed on June 5, 2008 (File No. 000-26068)).
3.2	Amended and Restated Bylaws (Incorporated by reference to Acacia Research Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 14, 2008 (File No. 000-26068)).
3.2.1	Amendment to Amended and Restated Bylaws (Incorporated by reference to Acacia Research Corporation’s (Incorporated by reference to Acacia Research Corporation’s Current Report on Form 8-K, filed on January 7, 2008 (File No. 000-26068)).
4.1	Form of Purchase Agreement (Incorporated by reference to Exhibit 10.1 of the Current Report on Form 8-K filed on February 16, 2012 (File No. 000-26068)).
5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page hereto).